Exhibit 99.1

Solo Brands, Inc. Class A Common Stock to be Reinstated on the NYSE

Trading of Class A Common Stock on the NYSE Expected to Resume on July 18, 2025

Grapevine, Texas, July 14, 2025: Solo Brands, Inc. (NYSE: DTC; OTC: DTCBD) (“Solo Brands” or “the Company”), a leading portfolio of lifestyle brands (Solo Stove, Chubbies, Isle and Oru) that are redefining the outdoor and apparel industries, today announced that the staff of NYSE Regulation has withdrawn its delisting determination relating to the Company’s Class A common stock and will be lifting the trading suspension of the Company’s Class A common stock on the NYSE. The Company’s Class A common stock is expected to resume trading on the NYSE on Friday, July 18, 2025, under the symbol “DTC” and CUSIP 83425V203.

John Larson, Chief Executive Officer of Solo Brands, states, “Following our previously announced refinancing on June 16th, our reinstatement on the NYSE marks another significant milestone for Solo Brands. We are entering an exciting new chapter driven by bold innovation and a commitment to delivering great products and unforgettable outdoor experiences, strengthened by closer connections with our consumers, retail partners, investors, and team members.”

In connection with the withdrawal of the staff of NYSE Regulation’s delisting determination, the Company withdrew its appeal of the determination of the staff of the NYSE Regulation, previously submitted on May 6, 2025. Although the Company effectuated a reverse stock split that resulted in its Class A common stock trading over $1.00 beginning on July 9, 2025, the Company is currently not in compliance with the NYSE’s continued listing standards as a result of the average closing price of less than $1.00 per share over a consecutive 30 trading-day period. In accordance with the NYSE rules, the Company has until August 25, 2025, to regain compliance with the minimum share price requirement. The Company can regain compliance during the cure period, if on the last trading day of any calendar month during the cure period, the Company’s Class A common stock has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of the relevant month.

In connection with the resumption of trading of the Company’s Class A common stock, the Company will update its ticker symbol to “SBDS” effective July 24, 2025. Shareholders are not required to take any action regarding the ticker symbol update, and the CUSIP number for the Class A common stock will remain unchanged.

About Solo Brands, Inc.

Solo Brands, headquartered in Grapevine, TX, is a leading omnichannel lifestyle brand company. Leveraging e-commerce, strategic retail relationships and physical retail stores, Solo Brands offers innovative products to consumers through five lifestyle brands – Solo Stove and TerraFlame, known for firepits, stoves, and accessories; Chubbies, a premium casual apparel and activewear brand; ISLE, maker of inflatable and hard paddle boards and accessories; and Oru Kayak, innovator of origami folding kayaks.

Contacts:
Mark Anderson, Senior Director of Treasury & Investor Relations
Investors@solobrands.com

Three Part Advisors, LLC
Sandy Martin: smartin@threepa.com, 214-616-2207
Steven Hooser: shooser@threepa.com, 214-872-2710

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the lifting of the trading suspension of the Company’s Class A common stock on the NYSE and timing thereof. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “guidance,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These statements are neither promises nor guarantees, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our ability to realize expected benefits from our strategic plans, including as a result of the amendment of our credit agreement; our ability to implement any restructuring and cost-reduction efforts; our liquidity; our ability to continue as a going concern; our ability to mitigate the impact of new and increased tariffs and similar restrictions on our business; our reliance on third-party manufacturers, which operate mostly outside of the U.S., and problems with, or the loss of, our suppliers or an inability to obtain raw materials; our dependence on cash generated from operations to support our business and our growth initiatives; the limits placed by our indebtedness to invest in the ongoing needs of our business; our ability to maintain and strengthen our brand to generate and maintain ongoing demand for our products; our ability to design, develop and introduce new products; our ability to manage our future growth effectively; our ability to expand into additional markets; our ability to maintain and strengthen our brand to generate and maintain ongoing demand for our products; risks associated with our international operations; our inability to sustain historic growth rates; our ability to cost-effectively attract new customers and retain our existing customers; the highly competitive market in which we operate; our failure to maintain product quality and product performance at an acceptable cost; the impact of product liability and warranty claims and product recalls; our ability to maintain compliance with the continued listing requirements of the NYSE; business interruptions resulting from fluctuations in the price of our Class A common stock fluctuations in the price of our Class A common stock and its trading volume; and the effects of the recent reverse stock split. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and any subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, or other filings we make with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Forward-looking statements speak only as of the date the statements are made and are based on information available to Solo Brands at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.